AMENDMENT to
ADMINISTRATION AGREEMENT

AMENDMENT AGREEMENT, effective as of July 1, 2008, by and among each of the entities listed on Appendix A hereto (each, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “State Street”).

WHEREAS, the Funds and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated August 15, 2003, as amended, modified and supplemented from time to time (the “Administration Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Administration Agreement; and

WHEREAS, the Funds have requested that State Street amend the Administration Agreement and State Street has agreed to do so as an accommodation to the Funds notwithstanding that as amended, the Administration Agreement is not identical to the form of administration agreements customarily entered into by State Street as administrator, in order that the services to be provided to the Funds by State Street, as successor by merger to IBT, may be made consistently and predictably to the Funds.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a)  The previous Appendix A is deleted and replaced with a new Appendix A attached hereto, as the same may be amended from time to time.

(b)  The first and second sentences of Section 3 of the Administration Agreement are hereby amended by deleting the language “Appendix B hereto” and “Appendix B” and replacing it with “the separate services operating matrix agreed to by the Funds and State Street from time to time.”

(c)  Paragraph two of Section 5 of the Administration Agreement is hereby amended by deleting the language “Appendix C hereto” and replacing it with “the fee schedule and payment dates agreed to by the Funds and State Street from time to time.”

(d)  Paragraph (a) of Section 8 of the Administration Agreement is hereby amended to update the notice addresses for the Funds and State Street, as follows:

To the Funds:

c/o TIFF Advisory Services, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA  19428
Attention:  Chief Executive Officer
With a copy to:  Richelle S. Maestro
Telephone: 610-684-8000
Facsimile: 610-684-8080

To the Bank:

STATE STREET BANK AND TRUST COMPANY
P.O. Box 5049
Boston, Massachusetts 02206-5049
Attention Fund Administration, Legal Department
Facsimile:  617-662-3805

(e)	Appendices B, C and the Fee Schedule of the Administration Agreement are hereby deleted in their entirety.

2.	Miscellaneous.

(a)	Except as amended hereby, the Administration Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)	The obligation of each Fund shall be several and not joint.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EACH ENTITY LISTED ON APPENDIX A HERETO

By:  /s/ Richelle S. Maestro

Name: Richelle S. Maestro

Title: Authorized Agent

STATE STREET BANK AND TRUST COMPANY

By: /s/ Stephen A. DeSalvo

Name:   Stephen A. DeSalvo

Title:    Senior Vice President

APPENDIX A

FUNDS

TIFF INVESTMENT PROGRAM, INC., on behalf of
TIFF U.S. EQUITY FUND
TIFF INTERNATIONAL EQUITY FUND
TIFF SHORT-TERM FUND
TIFF MULTI-ASSET FUND

TIFF PARTNERS I, LLC
TIFF PARTNERS II, LLC
TIFF PARTNERS III, LLC
TIFF PARTNERS IV, LLC
TIFF PARTNERS V-US, LLC
TIFF PARTNERS V-INTERNATIONAL, LLC
TIFF PRIVATE EQUITY PARTNERS 2005, LLC
TIFF PRIVATE EQUITY PARTNERS 2006, LLC
TIFF PRIVATE EQUITY PARTNERS 2007, LLC
TIFF PRIVATE EQUITY PARTNERS 2008, LLC
TIFF SECONDARY PARTNERS I, LLC
TIFF REALTY AND RESOURCES I, LLC
TIFF REALTY AND RESOURCES II, LLC
TIFF REALTY AND RESOURCES III, LLC
TIFF REALTY AND RESOURCES 2008, LLC
TIFF REAL ESTATE PARTNERS I, LLC
TIFF REAL ESTATE PARTNERS II, LLC

TIFF ABSOLUTE RETURN POOL
TIFF ABSOLUTE RETURN POOL II